EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     The William Byrd Press, Incorporated, incorporated under the laws of Virginia;

     Washburn Graphics, Inc., incorporated under the laws of North Carolina;

     American Graphics, Inc., incorporated under the laws of Georgia;

     Cadmus Direct Marketing, Inc., incorporated under the laws of North
Carolina;

     Expert Graphics, Inc., incorporated under the laws of Virginia;

     Garamond/Pridemark Press, Inc., incorporated under the laws of Maryland;

     Three Score, Inc., incorporated under the laws of Georgia;

     Vaughan Printers, Incorporated, incorporated under the laws of Florida;

     Cadmus Investment Corporation, incorporated under the laws of Delaware;

     Cadmus Color Center, Inc., incorporated under the laws of Virginia;

     Tuff Stuff Publications, Inc., incorporated under the laws of Virginia;

     Cadmus Marketing, Inc., incorporated under the laws of Virginia;

     Marblehead Communications, Inc., incorporated under the laws of Delaware;

     VSUB Holding Company, incorporated under the laws of Virginia;

     Cadmus Journal Services, Inc., incorporated under the laws of Virginia;

     Ronald James Direct, Inc., incorporated under the laws of Oregon;

     Cadmus Interactive, Inc., incorporated under the laws of Georgia;

     Cadmus Printing Group, Inc. incorporated under the laws of Virginia;

     Cadmus Marketing Group, Inc., incorporated under the laws of Virginia; and

     Cadmus Publishing Group, Inc., incorporated under the laws of Virginia.